Exhibit 99.1

Whittier Goodrich Pharmacy, Inc.

Financial Report

December 31, 2005

Independent Auditor’s Report

To the Board of Directors
Whittier Goodrich Pharmacy, Inc.
Los Angeles, California

We have audited the accompanying balance sheets of Whittier Goodrich Pharmacy, Inc. as of December 31, 2005 and 2004, and the related statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whittier Goodrich Pharmacy, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 ended in conformity with accounting principles generally accepted in the United States of America.

                    /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
June 16, 2006

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

Whittier Goodrich Pharmacy, Inc.

Balance Sheets
December 31, 2005 and 2004
	2005	2004
ASSETS
CURRENT ASSETS
Cash	$53,478	$32,933
Accounts receivable	2,676,943	1,814,983
Inventories	626,889	599,599
Other current assets	13,324	6,574

Total current assets	3,370,634	2,454,089

EQUIPMENT AND FURNIT URE, net of accumulated depreciation
2005 $83,240; 2004 $62,777	104,573	51,347
	$3,475,207	$2,505,436
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of capital lease obligation	$13,172	$-
Accounts payable	546,753	618,951
Accrued expenses	15,621	11,936

Total current liabilities	575,546	630,887

CAPITAL LEASE OBLIGAT ION, less current portion	52,232	-

STOCKHOLDERS’ EQUIT Y
Common stock, no par value, authorized and outstanding
10,000 shares	25,000	25,000
Retained earnings	2,822,429	1,849,549
	2,847,429	1,874,549
	$3,475,207	$2,505,436
See Notes to Financial Statements.

Whittier Goodrich Pharmacy, Inc.

Statements of Income
Years Ended December 31, 2005, 2004 and 2003
	2005	2004	2003

Sales, net	$30,357,916	$27,093,152	$22,608,548

Cost of sales	24,633,066	22,524,822	18,764,045

Gross profit	5,724,850	4,568,330	3,844,503

Selling, general and administrative expenses	3,270,300	2,846,577	2,079,061

Operating income	2,454,550	1,721,753	1,765,442

Financial income (expense):
Interest income	20,865	1,326	996
Interest (expense)	(2,535)	-	-
	18,330	1,326	996

Net income	$2,472,880	$1,723,079	$1,766,438

Basic earnings per common share	$247.29	$172.31	$176.64

Distributions declared per common share	$150.00	$150.00	$148.00

Unaudited proforma net income:
Income before income tax	$2,472,880	$1,723,079	$1,766,438
Proforma income tax expense	939,694	654,770	671,246
Proforma net income	$1,533,186	$1,068,309	$1,095,192

Weighted average number of shares outstanding	10,000	10,000	10,000

See Notes to Financial Statements.

Whittier Goodrich Pharmacy, Inc.

Statements of Retained Earnings
Years Ended December 31, 2005, 2004 and 2003

Balance, December 31, 2002	$1,340,032
Net income	1,766,438
Distributions	(1,480,000)
Balance, December 31, 2003	1,626,470
Net income	1,723,079
Distributions	(1,500,000)
Balance, December 31, 2004	1,849,549
Net income	2,472,880
Distributions	(1,500,000)
Balance, December 31, 2005	$2,822,429

See Notes to Financial Statements.

Whittier Goodrich Pharmacy, Inc.

Statements of Cash Flows
Years Ended December 31, 2005, 2004 and 2003
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,472,880	$1,723,079	$1,766,438
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	20,462	14,696	13,175
Changes in working capital components:
Accounts receivable	(861,960)	(635,102)	(179,881)
Inventories	(27,290)	14,998	(30,000)
Accounts payable	(72,198)	11,765	257,185
Accrued expenses	3,685	(13,036)	24,573
Other current assets	(6,750)	(263)	7,400
Net cash provided by operating activities	1,528,829	1,116,137	1,858,890

CASH FLOWS FROM INVESTING ACTIVITIES,
Purchase of equipment and furniture	(3,970)	(19,193)	(9,047)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions	(1,500,000)	(1,500,000)	(1,480,000)
Principal payments of capital lease obligation	(4,314)	-	-
Net cash (used in) financing activities	(1,504,314)	(1,500,000)	(1,480,000)

Net increase (decrease) in cash	20,545	(403,056)	369,843

CASH
Beginning	32,933	435,989	66,146
Ending	$53,478	$32,933	$435,989

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$2,535	$-	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Purchase of equipment through capital lease	$69,718	$-	$-

See Notes to Financial Statements.

Note 1.      The Company and Significant Accounting Policies

Nature of business: Whittier Goodrich Pharmacy, Inc. (the Company) began operations July 8, 2000 and is engaged in the pharmacy business in California. The Company focuses on delivering its specialty pharmacy products, primarily to HIV/AIDS patients.

Accounting estimates and assumptions: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables, if any, based on a review of all outstanding amounts. Management reviews the collectibility of accounts receivable by tracking collection and write-off activity. An allowance for estimated uncollectible accounts is adjusted as needed to reflect current collection, write-off and other trends, including changes in assessment of realizable value.

Inventories: Inventories consist mainly of pharmaceuticals that are available for sale. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out (FIFO) basis.

Equipment and furniture: Equipment and furniture is recorded at historical cost and depreciated over their estimated useful lives. The depreciation expense on assets acquired under capital lease is included with depreciation expense on owned assets.

Revenue recognition: Revenue is recognized as medications are provided to customers. A substantial portion of the Company’s revenue is billed to third-party payors, including governmental payors, insurance companies and managed-care plans. Revenue is recorded at contractual amounts based on agreements with each third-party payor.

Income taxes: The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As such, the taxable income of the Company is includable in the individual income tax returns of the stockholders, and the Company generally will not be subject to tax. The unaudited pro forma net income information in the accompanying statements of net income reflects the application of corporate income taxes to the Company’s taxable income of an assumed combined federal and state tax rate of 38%.

Credit risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company has all of its cash in two bank accounts. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $100,000. Such cash balances, at times, may exceed FDIC limits. The Company has not experienced any losses in such accounts. A large portion of the Company’s trade receivables are from third-party reimbursement programs as described in Note 3.

Earnings per share: Basic and diluted earnings per share are computed using the weighted average number of common shares outstanding during the periods. The Company has no potentially dilutive securities outstanding during the periods presented.

Advertising: Advertising costs are expensed as incurred. Advertising costs were approximately $11,000, $8,000 and $12,000 for the years ending 2005, 2004 and 2003, respectively, and were included in selling, general and administrative expenses.

Note 2.      Lease Commitments

The Company leases a facility under a noncancelable operating lease requiring monthly payments of approximately $3,300, which expires December 2007. Total rental expense under these agreements for the years ending December 31, 2005, 2004 and 2003 totaled approximately $40,000, $36,000 and $26,000, respectively.

The Company also owns equipment through a noncancelable capital lease requiring monthly payments of approximately $1,400 through June 2010. The depreciated carrying value of the equipment acquired under capital lease at December 31, 2005 was approximately $64,000, net of accumulated depreciation of approximately $5,800.

The following is a schedule of approximate future minimum rental payments required under these leases at December 31, 2005:

	Capital	Operating	Total
2006	$16,000	$40,000	$56,000
2007	16,000	40,000	56,000
2008	16,000	-	16,000
2009	16,000	-	16,000
2010	9,000	-	9,000
Total minimum lease payments	73,000	80,000	153,000
Less amount representing interest
at approximately 5.50%	(8,000)	-	(8,000)
	$65,000	$80,000	$145,000

Note 3.     Concentrations of Credit Risk and Major Third-Party Payor

The Company provides prescription medications to customers located in California, a majority of whom have their costs paid by government sponsored third-party reimbursement programs. As a result, substantially all of the Company’s net sales are from these government sponsored programs. At December 31, 2005 and 2004, the Company had aggregate outstanding receivables from these programs of approximately $2,610,000 and $1,810,000, respectively.

Credit losses relating to customers historically have been minimal and within management’s expectations.

Note 4.     Major Suppliers

During the years ended December 31, 2005, 2004 and 2003, substantially all of the Company’s purchases of prescription medications were primarily from three vendors. Such purchases are shown as cost of sales on the accompanying statements of income.

Note 5.     Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, capital lease obligation and accounts payable approximate their fair value.

Note 6.     Subsequent Event

On April 28, 2006, Medicine Made Easy, a California corporation and wholly-owned subsidiary of Allion Healthcare, Inc., a Delaware corporation, entered into an Asset Purchase Agreement with the Company and its shareholders. On May 1, 2006, Medicine Made Easy acquired substantially all of the Company’s business and assets, including fixed assets, inventory, customer lists, prescription files, books and records and goodwill, other than cash and accounts receivable. Medicine Made Easy acquired none of the Company’s liabilities, which are required to be paid by the Company. As a result of these transactions, the Company voluntarily terminated its S Corporation status.